EXHIBIT 99.2

COVER

WHITESTONE REIT

Creating Communities in Our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended September 30, 2010

Whitestone REIT
2600 South Gessner • Suite 500 • Houston, Texas 77063
866.789.7348 • www.whitestonereit.com

CORPORATE PROFILE

NYSE-Amex: WSR
Class B Common Shares
Listed 8/25/2010

37 Community Centers
3.0 Million SF
770 Tenants

5 Top Growth Markets
Houston
Dallas
San Antonio
Phoenix
Chicago

Fiscal Year-End
12/31

Common Shares &
Units Outstanding
Class B Common 2.2 Million
Class A Common 3.471 Million
Operating Partnership Units 1.815 Million

Dividend
Quarter/Annualized  $0.2850/$1.14
Dividend Yield  9.5%*

Board of Directors
James C. Mastandrea
Daryl J. Carter
Daniel G. DeVos
Donald F. Keating
Jack L. Mahaffey

*Based on share price of $11.98

Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate investment trust that owns, operates and re-develops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighbourhoods.  As of September 30, 2010, the Company owns 37 Community Centered Properties TM with approximately 3.0 million square feet of leasable space, located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago. With a corporate office in Houston, Texas, Whitestone was founded in 1998.

Whitestone focuses on value-creation in its properties, as it markets, leases and manages its properties. We invest in properties that are or can become Community Centered Properties TM from which our tenants deliver needed services to the surrounding community. We focus on niche properties with smaller rental spaces that present opportunities for attractive returns.

The Company’s strategic efforts target entrepreneurial tenants at each property providing services to their respective surrounding community. Operations include an internal management structure, providing cost-effective service to locally-oriented smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity in our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

Whitestone has a diversified tenant base concentrated on service offerings such as medical, education, and casual dining. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of September 30, 2010, provide a 42% premium rental rate compared to Whitestone’s larger space tenants. The largest of its 770 tenants comprise less than 2.5% of its rental revenues.

Investor Relations:
Whitestone REIT
Anne I. Gregory, Vice President, Investor Relations & Marketing
2600 South Gessner Houston, Texas 77036
713.435.2221  email:  ir@whitestonereit.com
website: www.whitestonereit.com

ICR Inc. - Brad Cohen  203.682.8211

Analyst Coverage:
J.J. B. Hilliard, W.LO. Lyons, LLC                        Wunderlich Securities, Inc.
Carol L. Kemple                                                       Merril Ross
502.588.1839                                                             703.669.9255
ckemple@hilliard.com                                             mross@wundernet.com

Newest Acquisitions:

The Citadel - Scottsdale Arizona                          Sunnyslope Village - Phoenix, Arizona
October 5, 2010                                                      November 1, 2010

EARNINGS RELEASE

Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
713.435.2213   agregory@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THE THIRD QUARTER 2010
Raises $23 Million in IPO … Physical Occupancy of Portfolio Rises One Percent to 83%

Houston, Texas,  November 1, 2010 –Whitestone REIT (NYSE-Amex: WSR – “Whitestone”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM,  which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the quarter and nine months ended September 30, 2010.

“We have successfully made progress in the execution of our community centered property strategy, which continues to produce solid operating and financial results. In August, we completed our initial public offering and listing of our Class B common shares on NYSE-Amex. We have now completed two off-market acquisitions in the Phoenix area, one of our target markets,” said James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer.  “Our strategy to lease small spaces to service-oriented tenants creates a stable yet growing level of occupancy, even during the most challenged economic times. We receive a 42% rent premium on spaces that are less than 3,000 square feet, as compared to our larger spaces. Our focus on multi-cultural communities in some of the fastest growing cities in the country further positions Whitestone for growth. As our tenants’ businesses become established within the local communities they serve, our business grows with them.”

Third Quarter 2010 Highlights compared to Third Quarter 2009*:
*2009 results, except Funds From Operations (“FFO”)-Core, include in income a portion of an insurance settlement for damages to the Company’s Houston communities from Hurricane Ike.

•
FFO-Core increased 25.0%, or approximately $0.4 million, to $2.0 million, or $0.34 per diluted common share and operating partnership (“OP”) unit, as compared to $1.6 million, or $0.32 per diluted common share and OP unit, for the same period in 2009. FFO-Core excludes the insurance settlement referenced above which was $0.9 million, or $0.17 per diluted common share and OP unit, in 2009, as well as acquisition costs of $10,000 incurred in 2010.

•
FFO was $2.0 million, or $0.34 per diluted common share and OP unit, as compared to $2.5 million or $0.49 per diluted common share and OP unit for the same period in 2009. The income recognized from the insurance settlement referenced above was $0.9 million, or $0.17 per diluted common share and OP unit, in 2009.

•	Property net operating income (“NOI”) was $4.9 million versus $5.2 million for the same period in 2009. The income recognized from the insurance settlement referenced above was $0.4 million in 2009.

•
Net income attributable to Whitestone REIT was $0.2 million, or $0.04 per diluted common share, compared to $0.6 million or $0.18 per diluted common share for the same period in 2009.  The income from the insurance settlement referenced above was $0.6 million in 2009.

•
Acquired two value-add Community Centered Properties TM for $8.6 million since the Company’s Initial Public Offering (“IPO”): The Citadel and Sunnyslope Village, both located in the greater Phoenix market.

•	Declared quarterly cash dividend of $0.285 per common share and OP unit, paid in three equal installments of $0.095 in October, November and December 2010.

Year to Date FFO
Excluding the insurance settlement referenced above, FFO-Core per share increased by 10% to $1.09 per diluted common share and OP unit in the first nine months of 2010. This compares to $0.99 per diluted common share and OP unit in the same period in 2009.

Whitestone’s FFO was $5.9 million, or $1.09 per diluted common share and OP unit, for the nine months ended September 30, 2010 as compared to $5.7 million or $1.11 per diluted common share and OP unit, for the same period in 2009.  The income from the insurance settlement referenced above was $0.7 million, or $0.12 per diluted common share and OP unit, in 2009.

Capital Markets and Acquisition Activity
The Company completed its IPO on August 25, 2010 in which it sold 2.2 million Class B common shares for $12 per share.  Net proceeds from the offering were approximately $23.0 million, which the Company intends to use primarily to acquire value-add Community Centered PropertiesTM in its target markets.

Since the IPO, the Company has invested $8.6 million of the proceeds to acquire two value-add Community Centers in Scottsdale and Phoenix through two separate off-market transactions.  The first property, The Citadel, Class A Community Center in Scottsdale, was acquired in September 2010.  Sunnyslope Village, Class B Community Center in Central Phoenix, was acquired on November 1, 2010.

Leasing Highlights Third Quarter and Year to Date 2010
Physical occupancy in the Company’s operating portfolio increased one percent to 83% as of September 30, 2010.  Total physical property occupancy, which includes properties under re-development, undergoing significant re-tenanting and recent acquisitions, was 82% as of September 30, 2010.

The Company experienced increased leasing activity from the prior year as represented by:
•	An increase of 14% in total lease value of new and renewal leases signed: $20.9 million in the first nine months of 2010 versus $18.3 million in the same period 2009;
•	An increase of 20% in the number of new and renewal leases signed: 235 in the first nine months 2010 versus 196 in 2009; and
•	An increase of 5% in the square footage of new and renewal leases signed: 535,000 for the first nine months 2010 versus 511,000 in 2009.

The Company has signed leases for approximately 60,000 square feet of space and is completing tenant improvements for tenants who are expected to move into their leased spaces by year end.

Community Centered PropertiesTM Portfolio Statistics
Whitestone currently owns 38 Community Centered PropertiesTM with approximately 3.2 million square feet of leasable space, located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company’s strategic efforts target entrepreneurial tenants at each property providing services to their respective surrounding community.  These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of September 30, 2010, provide a 42% premium rental rate compared to Whitestone’s larger space tenants.
The Company currently services 770 tenants.  No single tenant accounts for more than 2.5% of the Company’s annualized revenue, and only one tenant represented more than 2.0%, as of September 30, 2010.

Balance Sheet
Whitestone had $27 million in cash and 15 unencumbered properties at September 30, 2010, with an undepreciated cost basis of $58 million, giving the Company meaningful financial flexibility to meet its capital needs. Whitestone’s total book assets and indebtedness were $198.4 million and $101.7 million, respectively, at September 30, 2010.  The Company has no debt maturing prior to 2013. Of this debt,
75% was fixed-rate debt  and 25% was floating debt with a blended interest rate of 5.6% and a weighted average maturity of 3.3 years. For the quarter the Company’s interest coverage ratio (EBITDA/Interest Expense) was 2.6.

Supplemental Financial Information
Further details regarding Whitestone REIT’s results of operations, communities and tenants can be accessed at the Company’s website at www.whitestonereit.com.

Webcast and Conference Call
The Company will host a webcast and conference call for investors and other interested parties on Monday, November 1, 2010 at 5:00 p.m. (Eastern Standard Time).  The call will be hosted by James Mastandrea, President and Chief Executive Officer, and David Holeman, Chief Financial Officer.

Listen via Webcast: Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events – Press Releases tab, or by dialing 1-(877) 407-9039 and entering the passcode 359324. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those using the 1-(877) number should dial in to the call at least 5 to 10 minutes prior to the start of the call.

The conference call will be recorded and a telephone replay will be available through November 15, 2010, by dialing 1-(877) 870-5176 and entering the passcode 359324.  Additionally, a replay of the call will be available on the Company’s website until its next earning release.

The complete earnings release and supplemental data package will be located in the Investor Relations section of the website on the Press Releases page. For those without internet access, the third quarter 2010 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Investor Relations Message Center at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its properties, as it markets, leases and manages its properties to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to locally-oriented smaller space tenants (<3,000 sq. ft.). Whitestone has a diversified tenant base concentrated on service offerings such as medical, education, and casual dining. The largest of its 770 tenants comprise less than 2.5% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company’s leasing portfolio and lease renewal activities; the Company’s anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company’s efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company’s real estate strategies and investment objectives; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core and NOI.  Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before noncontrolling interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.  Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on insurance claim settlements and acquisition costs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry.  However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Reconciliation of Non-GAAP Measures
(in thousands, except share, unit and per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
FUNDS FROM OPERATIONS ("FFO")	2010	2009	2010	2009

Net income (loss) attributable to Whitestone REIT	$177	$601	$560	$627
Depreciation and amortization of real estate assets	1,701	1,592	4,930	4,688
Loss (gain) on sale or disposal of assets	72	5	113	58
Net income (loss) attributable to noncontrolling interests	57	329	264	343

FFO	$2,007	$2,527	$5,867	$5,716

Acquisition Costs	10	-	11	60
(Gain) loss on insurance claim settlement (1)	-	(892)	-	(692)

Core FFO	$2,017	$1,635	$5,878	$5,084

FFO PER SHARE AND OP UNITS CALCULATION:
Numerator:
FFO	$2,007	$2,527	$5,867	$5,716
Dividends paid on unvested restricted Class A common shares	(6)	(7)	(21)	(20)
FFO excluding amounts attributable to unvested restricted Class A common shares	2,001	2,520	5,846	5,696
Core FFO exluding amounts attributable to unvested restricted Class A common shares	2,011	1,628	5,857	5,064

Denominator
Weighted average number of total common shares - basic	4,020	3,236	3,517	3,236
Weighted average number of total noncontrolling OP units - basic	1,814	1,814	1,814	1,814
Weighted average number of total common shares and noncontrolling OP units - basic	5,834	5,050	5,331	5,050
\
Effect of dilutive securities:
Unvested restricted shares	20	65	31	67
Weighted average number of total common shares and noncontrolling OP units - dilutive	5,854	5,115	5,362	5,117

FFO per share and unit - basic	$0.34	$0.50	$1.10	$1.13
FFO per share and unit - diluted	$0.34	$0.49	$1.09	$1.11

Core FFO per share and unit - basic	$0.34	$0.32	$1.10	$1.00
Core FFO per share and unit - diluted	$0.34	$0.32	$1.09	$0.99

(1) $402 and $392 included in rental revenues for the three and nine months ended September 30, 2010, respectively.

PROPERTY NET OPERATING INCOME ("NOI")

Net income (loss) attributable to Whitestone REIT	$177	$601	$560	$627
General and administrative expense	1,263	1,549	3,735	4,603
Depreciation and amortization	1,830	1,741	5,323	5,159
Involuntary conversion	-	(489)	-	(299)
Interest expense	1,401	1,437	4,210	4,335
Interest income	(7)	(8)	(19)	(30)
Provision for income taxes	57	55	213	166
Loss on disposal of assets	72	5	113	58
Net income (loss) attributable to noncontrolling interests	57	329	264	343
NOI	$4,850	$5,220	$14,399	$14,962

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Real estate assets, at cost:
Property	$196,877	$192,832
Accumulated depreciation	(38,218)	(34,434)
Total real estate assets	158,659	158,398
Cash and cash equivalents	26,617	6,275
Escrows and acquisition deposits	4,332	8,155
Accrued rent and accounts receivable, net of allowance for doubtful accounts	4,393	4,514
Unamortized lease commissions and loan costs	3,659	3,973
Prepaid expenses and other assets	705	685
Total assets	$198,365	$182,000
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$101,667	$101,782
Accounts payable and accrued expenses	7,224	9,954
Tenants' security deposits	1,704	1,630
Dividends and distributions payable	2,133	1,775
Total liabilities	112,728	115,141
Commitments and Contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000
shares authorized; none issued and outstanding at September 30, 2010 and December 31, 2009	-	-
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized;
3,471,201 and 3,445,769 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	3	10
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized;
2,200,000 and 0 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	2	-
Additional paid-in capital	93,378	69,952
Accumulated deficit	(29,632)	(26,372)
Total Whitestone REIT shareholders' equity	63,751	43,590
Noncontrolling interest in subsidiary	21,886	23,269
Total equity	85,637	66,859
Total liabilities and equity	$198,365	$182,000

Condensed Consolidated Statements of Operations – Three and Nine Months (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended, September 30,
	2010	2009	2010	2009
		(revised)		(revised)
Property revenues
Rental revenues	$6,489	$6,950	$19,300	$20,027
Other revenues	1,444	1,534	4,174	4,704
Total property revenues	7,933	8,484	23,474	24,731

Property expenses
Property operation and maintenance	2,127	2,149	6,073	6,542
Real estate taxes	956	1,115	3,002	3,227
Total property expenses	3,083	3,264	9,075	9,769

Other expenses (income)
General and administrative	1,263	1,549	3,735	4,603
Depreciation & amortization	1,830	1,741	5,323	5,159
Involuntary conversion	-	(489)	-	(299)
Interest expense	1,401	1,437	4,210	4,335
Interest income	(7)	(8)	(19)	(30)
Total other expense	4,487	4,230	13,249	13,768

Income (loss) from continuing operations before loss
on disposal of assets and income taxes	363	990	1,150	1,194

Provision for income taxes	(57)	(55)	(213)	(166)
Loss on sale or disposal of assets	(72)	(5)	(113)	(58)

Net income	234	930	824	970

Less: Net income attributable to noncontrolling interests	57	329	264	343

Net income attributable to Whitestone REIT	$177	$601	$560	$627

Earnings per share - basic
Net income attributable to common shareholders
excluding amounts attributable to unvested restricted shares	$0.04	$0.18	$0.15	$0.19

Earnings per share - diluted
Net income attributable to common shareholders
excluding amounts attributable to unvested restricted shares	$0.04	$0.18	$0.15	$0.18

Weighted average number of common shares outstanding:
Basic	4,020	3,236	3,517	3,236
Diluted	4,040	3,301	3,548	3,303

Dividends declared per common share
Class A	$0.2850	$0.3375	$0.9075	$1.0125
Class B	$0.2850	$-	$0.3810	$-

Condensed Consolidated Statements of Cash Flows - Nine Months (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2010	2009
		(revised)
Cash flows from operating activities:
Net income	$824	$970
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	5,323	5,159
Loss on disposal of assets	113	58
Bad debt expense	357	803
Share-based compensation	219	745
Changes in operating assets and liabilities:
Escrows and acquisition deposits	3,893	(533)
Accrued rent and accounts receivable	(236)	(5,401)
Unamortized lease commissions and loan costs	(514)	(517)
Prepaid expenses and other assets	514	421
Accounts payable and accrued expenses	(2,157)	3,915
Tenants' security deposits	74	17
Net cash provided by operating activities	8,410	5,637

Cash flows from investing activities:
Acquisitions of real estate	(2,225)	(5,619)
Additions to real estate	(2,439)	(2,590)
Net cash used in investing activities	(4,664)	(8,209)

Cash flows from financing activities:
Dividends paid on common shares and common share equivalents	(3,534)	(3,482)
Distributions paid to OP unit holders	(1,742)	(1,671)
Proceeds from issuance of common shares	23,020	-
Proceeds from notes payable	1,430	9,791
Repayments of notes payable	(2,231)	(8,046)
Payments of loan origination costs	(98)	(288)
Repurchase of common shares	(249)	-
Net cash used in financing activities	16,596	(3,696)

Net decrease in cash and cash equivalents	20,342	(6,268)
Cash and cash equivalents at beginning of period	6,275	12,989
Cash and cash equivalents at end of period	$26,617	$6,721

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,217	$4,116
Cash paid for taxes	$262	$223

Non cash investing and financing activities:
Disposal of fully depreciated real estate	$468	$531
Financed insurance premiums	$616	$478
Acquisition of real estate asset in exchange for OP Units	$-	$3,625
Change in par value of Class A common shares	$7	$-

Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(revised)	(unaudited)	(revised)
PROPERTY NET OPERATING INCOME ("NOI")

Net income (loss) attributable to Whitestone REIT	$177	$601	$560	$627
General and administrative expense	1,263	1,549	3,735	4,603
Depreciation and amortization	1,830	1,741	5,323	5,159
Involuntary conversion	-	(489)	-	(299)
Interest expense	1,401	1,437	4,210	4,335
Interest income	(7)	(8)	(19)	(30)
Provision for income taxes	57	55	213	166
Loss on disposal of assets	72	5	113	58
Net income (loss) attributable to noncontrolling interests	57	329	264	343
NOI	$4,850	$5,220	$14,399	$14,962

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION ("EBITDA")

Net income (loss) attributable to Whitestone REIT	$177	$601	$560	$627
Net income (loss) attributable to noncontrolling interests	57	329	264	343
Depreciation and amortization	1,830	1,741	5,323	5,159
Interest expense	1,401	1,437	4,210	4,335
Interest income	(7)	(8)	(19)	(30)
Loss on disposal of assets	72	5	113	58
Involuntary conversion	-	(489)	-	(299)
Provision for income taxes	57	55	213	166
EBITDA	$3,587	$3,671	$10,664	$10,359

	Three Months Ended
	SEP-2010	JUN-2010	MAR-2010	DEC-2009
	(unaudited)
PROPERTY NET OPERATING INCOME ("NOI")

Net income (loss) attributable to Whitestone REIT	$177	$166	$217	$715
General and administrative expense	1,263	1,272	1,200	1,469
Depreciation and amortization	1,830	1,759	1,734	1,799
Involuntary conversion	-	-	-	(1,243)
Interest expense	1,401	1,402	1,407	1,414
Interest income	(7)	(5)	(7)	(6)
Provision for income taxes	57	102	54	56
Loss on disposal of assets	72	8	33	138
Net income (loss) attributable to noncontrolling interests	57	89	118	390
NOI	$4,850	$4,793	$4,756	$4,732

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION ("EBITDA")

Net income (loss) attributable to Whitestone REIT	$177	$166	$217	$715
Net income (loss) attributable to noncontrolling interests	57	89	118	390
Depreciation and amortization	1,830	1,759	1,734	1,799
Interest expense	1,401	1,402	1,407	1,414
Interest income	(7)	(5)	(7)	(6)
Loss on disposal of assets	72	8	33	138
Involuntary conversion	-	-	-	(1,243)
Provision for income taxes	57	102	54	56
EBITDA	$3,587	$3,521	$3,556	$3,263

Funds From Operations and Other Financial Information – Three and Nine Months (Unaudited)
(in thousands, except share, unit and per share and unit amounts; # of unencumbered properties and employees)

	Three Months Ended September 30,		Nine Months Ended September 30,
FUNDS FROM OPERATIONS ("FFO")	2010	2009	2010	2009
	(unaudited)	(revised)	(unaudited)	(revised)

Net income (loss) attributable to Whitestone REIT	$177	$601	$560	$627
Depreciation and amortization of real estate assets	1,701	1,592	4,930	4,688
Loss (gain) on sale or disposal of assets	72	5	113	58
Net income (loss) attributable to noncontrolling interests	57	329	264	343

FFO	$2,007	$2,527	$5,867	$5,716

Acquisition Costs	10	-	11	60
(Gain) loss on insurance claim settlement (1)	-	(892)	-	(692)

FFO-Core	$2,017	$1,635	$5,878	$5,084

FFO PER SHARE AND OP UNITS CALCULATION:
Numerator:
FFO	$2,007	$2,527	$5,867	$5,716
Dividends paid on unvested restricted Class A common shares	(6)	(7)	(21)	(20)
FFO excluding amounts attributable to unvested restricted Class A common shares	2,001	2,520	5,846	5,696
FFO-Core exluding amounts attributable to unvested restricted Class A common shares	2,011	1,628	5,857	5,064

Denominator
Weighted average number of total common shares - basic	4,020	3,236	3,517	3,236
Weighted average number of total noncontrolling OP units - basic	1,814	1,814	1,814	1,814
Weighted average number of total common shares and noncontrolling OP units - basic	5,834	5,050	5,331	5,050
\
Effect of dilutive securities:
Unvested restricted shares	20	65	31	67
Weighted average number of total common shares and noncontrolling OP units - dilutive	5,854	5,115	5,362	5,117

FFO per share and unit - basic	$0.34	$0.50	$1.10	$1.13
FFO per share and unit - diluted	$0.34	$0.49	$1.09	$1.11

FFO-Core per share and unit - basic	$0.34	$0.32	$1.10	$1.00
FFO-Core per share and unit - diluted	$0.34	$0.32	$1.09	$0.99

Other Financial Information:
Tenant improvements (2)	$515	$621	$1,170	$1,308
Leasing commissions (2)	$185	$202	$407	$484
Scheduled debt principal payments	$564	$638	$1,708	$1,646
Straight line rent	$35	$(18)	$52	$93
Market rent amortization income (loss) from acquired leases	$2	$(3)	$13	$(17)
Non-cash share-based compensation expense	$76	$247	$219	$745
Non-real estate depreciation and amortization	$24	$41	$82	$134
Amortization of loan fees	$106	$108	$311	$337
Acquisition costs	$10	$-	$11	$60
Undepreciated value of unencumbered properties	$58,058	$58,814	$58,058	$58,814
Number of Unencumbered properties	14	15	14	15
Total full time employees	50	55	50	55

(1) $402 and $392 included in rental revenues for the three and nine months ended September 30, 2010, respectively.
(2) Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions, revelopment of a property to bring the property to operating standards for its intended use.

Market Capitalization and Selected Ratios as of September 30, 2010
(in thousands)

	As of September 30, 2010
	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:

Total Class A Common Shares Outstanding	46.4%	3,471
Total Class B Common Shares Outstanding	29.4%	2,200
Operating Partnership Units Outstanding	24.2%	1,815
Total	100.0%	7,486

Market Price of Class B Common Shares at September 30, 2010		$11.98

Total Equity Capitalization		$89,682	54%

Debt Capitalization:

Company Outstanding Debt		$101,667
Less: Cash and Cash Equivalents		$(26,617)
		$75,050	46%

Total Market Capitalization as of September 30, 2010		$164,732	100%

SELECTED RATIOS:

	Three Months Ended
	SEP-2010	JUN-2010	MAR-2010	DEC-2010

COVERAGE RATIO
Interest Coverage Ratio
EBITDA	$3,587	$3,521	$3,556	$3,263
Interest Expense	1,401	1,402	1,407	1,414
	2.6	2.5	2.5	2.3
LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated Real Estate Assets	$196,877	$193,283	$193,268	$192,832

Outstanding Debt	$101,667	$100,837	$101,569	$101,782
Less: Cash	(26,617)	(3,910)	(4,762)	(6,275)
	$75,050	$96,927	$96,807	$95,507
	38%	50%	50%	50%

Summary of Outstanding Debt as of September 30, 2010
(in thousands)

TOTAL OUTSTANDING DEBT

Description	Outstanding Amount	Percentage of Total Debt

Fixed rate notes
$10.0 million 6.04% Note, due 2014	$9,539	9%
$ 1.5 million 6.50% Note, due 2014	1,500	1%
$11.2 million 6.52% Note, due 2015	10,942	11%
$21.4 million 6.53% Note, due 2013	20,290	20%
$24.5 million 6.56% Note, due 2013	24,134	24%
$ 9.9 million 6.63% Note, due 2014	9,565	9%
$ 0.5 million 3.25% Note, due 2011	145	0%
	76,115	75%

Floating rate note
$26.9 million LIBOR + 2.60% Note, due 2013 1	25,552	25%

	$101,667	100%

SCHEDULE OF DEBT MATURITIES

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing
2010	$735	$-	$735	0.7%
2011	2,444	-	2,444	2.4%
2012	2,578	-	2,578	2.5%
2013	2,272	64,154	66,426	65.3%
2014	266	18,949	19,215	18.9%
2015 +	123	10,146	10,269	10.1%
Totals	$8,418	$93,249	$101,667	100.0%
_______________________________________________
1 As of September 30, 2010, one-month LIBOR interest rate was 0.26%

Occupancy Summary

	Occupancy as of
	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Community Center Properties
Operating Portfolio:
Retail	80%	82%	81%	80%
Office/Flex	87%	85%	84%	85%
Office	78%	76%	78%	80%

Operating Portfolio Total	83%	82%	82%	82%

Redevelopment, New Acquisitions 1	16%	N/A	N/A	N/A

All Properties	82%	82%	82%	82%

1  Includes new acquisitions, through the earlier of (1) attainment of 90% occupancy or 18 months of ownership, and (2) properties which are undergoing significant redevelopment or re-tenanting.

Top Tenants as of September 30, 2010

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues 1	Initial Lease Date	Year Expiring

US Census	Houston	$708	2.7%	10/21/2008	2010
Sports Authority	San Antonio	495	1.9%	1/1/2004	2015
Brockett Davis Drake Inc.	Dallas	365	1.4%	3/14/1994	2011
Compass Insurance	Dallas	367	1.4%	9/1/2005	2011
Air Liquide America, L.P.	Dallas	363	1.3%	8/1/2001	2013
Kroger	Houston	265	1.0%	9/1/1999	2011
Petsmart, Inc	San Antonio	255	1.0%	1/1/2004	2013
X-Ray X-Press Corporation	Houston	252	1.0%	7/1/1998	2019
Marshall's	Houston	248	0.9%	5/12/1983	2013
Rock Solid Images	Houston	236	0.9%	4/1/2004	2012
Merrill Corporation	Dallas	234	0.9%	12/10/2001	2014
Eligibility Services	Dallas	224	0.9%	6/6/2000	2012
River Oaks L-M, Inc.	Houston	199	0.8%	10/15/1993	2011
New Lifestyles, Inc.	Dallas	192	0.7%	5/5/1998	2013
Landworks, Inc.	Houston	178	0.7%	6/1/2004	2013

		$4,581	17.5%

1  Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2010 for each applicable tenant multiplied by 12.

Lease Activity

	Nine Months Ended September 30,
	2010	2009
RENEWALS
Number of Leases	128	120
Total SF	243,068	328,326
Average SF	1,899	2,736
Total Lease Value	$8,941,000	$9,988,000

NEW LEASES
Number of Leases	107	76
Total SF	292,053	182,307
Average SF	2,729	2,399
Total Lease Value	$11,994,000	$8,335,000

TOTAL LEASES
Number of Leases	235	196
Total SF	535,121	510,633
Average SF	2,277	2,605
Total Lease Value	$20,935,000	$18,323,000

ROLL-FORWARD OF OCCUPIED SQUARE FEET

December 31, 2009	2,484,414

New leases	252,113
Property acquisitions	4,646
Expiring leases	(230,448)
Lease renewals	162,645
Early terminations	(181,804)

September 30, 2010	2,491,566

___________________________
Table reflects physical occupancy, and therefore does not include signed leases which have not yet taken occupancy.

Lease Expirations as of September 30, 2010

Year	Number of Expiring Leases 1	Expiring GLA	% of GLA expiring	Expiring Annualized Base Rent 2	% of Total Annualized Base Rent	Expiring Annualized Base Rent per Sq. Ft.

2010	83	145,780	5%	$1,980,386	8%	$13.58
2011	179	546,639	18%	5,333,308	21%	9.76
2012	156	453,538	15%	4,830,203	18%	10.65
2013	143	503,566	17%	5,278,297	20%	10.48
2014	87	330,315	11%	3,425,462	13%	10.37
2015	67	274,162	9%	2,728,593	10%	9.95
2016	26	87,902	3%	944,526	4%	10.75
2017	8	43,725	1%	394,702	2%	9.03
2018	8	35,581	1%	364,500	1%	10.24
2019	6	50,333	2%	558,457	2%	11.10
Beyond	7	20,025	1%	275,029	1%	13.73
	770	2,491,566	83%	$26,113,463	100%	$10.48

___________________________
1  Lease expirations table reflects rents in place as of September 30, 2010, and does not include option periods.

2 Annualized base rent represents the monthly base rent as of September 30, 2010 for each tenant multiplied by 12.

Property Detail as of September 30, 2010

Community Center Name	Location	Year Built/ Renovated	Leasable Square Feet	Percent Occupied at 9/30/2010	Annualized Base Rental Revenue (1) (in.thousands)	Average Base Rental Revenue Per Sq. Ft. (2)
Community Centers - Retail:
Bellnott Square	Houston	1982	73,930	35%	$283	$10.94
Bissonnet/Beltway	Houston	1978	29,205	89%	299	11.50
Centre South	Houston	1974	39,134	82%	285	8.88
Greens Road	Houston	1979	20,507	79%	173	10.68
Holly Knight	Houston	1984	20,015	100%	335	16.74
Kempwood Plaza	Houston	1974	92,929	98%	862	9.47
Lion Square	Houston	1980	119,621	64%	800	10.45
Providence	Houston	1980	90,327	94%	785	9.25
Shaver	Houston	1978	21,926	93%	236	11.57
South Richey	Houston	1980	69,928	94%	514	7.82
Spoerlein Commons	Chicago	1987	41,455	90%	740	19.83
SugarPark Plaza	Houston	1974	95,032	99%	932	9.91
Sunridge	Houston	1979	49,359	89%	421	9.58
Torrey Square	Houston	1983	105,766	82%	785	9.05
Town Park	Houston	1978	43,526	100%	724	16.63
Webster Point	Houston	1984	26,060	100%	287	11.01
Westchase	Houston	1978	49,573	63%	351	11.24
Windsor Park	San Antonio	1992	192,458	66%	1,072	8.44
			1,180,751	80%	$9,884	$10.52
Community Centers - Office/Flex:
Brookhill	Houston	1979	74,757	89%	$279	$4.19
Corporate Park Northwest	Houston	1981	185,627	68%	1,292	10.24
Corporate Park West	Houston	1999	175,665	93%	1,397	8.55
Corporate Park Woodland	Houston	2000	99,937	89%	776	8.72
Dairy Ashford	Houston	1981	42,902	95%	178	4.37
Holly Hall	Houston	1980	90,000	100%	748	8.31
Interstate 10	Houston	1980	151,000	93%	698	4.97
Main Park	Houston	1982	113,410	93%	581	5.51
Plaza Park	Houston	1982	105,530	79%	967	11.60
Westbelt Plaza	Houston	1978	65,619	73%	734	15.32
Westgate	Houston	1984	97,225	100%	479	4.93
			1,201,672	87%	$8,129	$7.78
Community Centers - Office
9101 LBJ Freeway	Dallas	1985	125,874	71%	$1,467	$16.41
Featherwood	Houston	1983	49,760	87%	761	17.58
Pima Norte	Phoenix	2007	33,417	11%	74	20.13
Royal Crest	Houston	1984	24,900	75%	238	12.74
Uptown Tower	Dallas	1982	253,981	86%	3,808	17.43
Woodlake Plaza	Houston	1974	106,169	83%	1,179	13.38
Zeta Building	Houston	1982	37,740	77%	488	16.79
			631,841	78%	$8,015	$16.26

Total Operating Portfolio			3,014,264	83%	$26,028	$10.40

Redevelopment, New Acquisitions (3)
The Citadel	Phoenix	1985	28,547	16%	85	18.61

Total All Properties			3,042,811	82%	$26,113	$10.48

(1)  Calculated as the tenant's actual September 30, 2010 base rent multiplied by 12.  Excludes vacant space as of September 30, 2010.  Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts.

(2)  Calculated as annualized base rent divided by net rentable square feet leased at September 30, 2010.  Excludes vacant space at September 30, 2010.

(3)  Includes new acquisitions, through the earlier of (1) attainment of 90% occupancy or (2) 18 months of ownership, and properties which are undergoing significant redevelopment or re-tenanting

Management Statement on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, taxes, depreciation and amortization ("EBITDA"), variously defined, as supplemental performance measures.  The Company believes FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses.  EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI
Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant types have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry.  However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA
Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization.  Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions, and gain (loss) from insurance settlements. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

FFO
Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before noncontrolling interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.  Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on insurance claim settlements and acquisition costs.